Exhibit 21.1

SUBSIDIARIES

Just Eat Takeaway.com N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, had the international subsidiaries shown below as of 31 December 2020. Just Eat Takeaway.com N.V. is not a subsidiary of any other entity.

Name of Subsidiary	Jurisdiction
10bis.co.il Ltd[1]	Israel
BG Menu EOOD[2]	Bulgaria
Biscuit Holdings Israel Ltd.[1]	Israel
Canary Delivery Company S.L.	Spain
Central do Delivery Ltda.[5]	Brazil
Checkers Merger Sub I, Inc.	United States of America
Checkers Merger Sub II, Inc	United States of America
City Pantry Ltd	United Kingdom
ComeYa S.A.S.[5]	Colombia
Delivery Santa Fe, SRL[5]	Argentina
Eat Now Services Pty Limited	Australia
Eat On Line SA3	France
Eat.ch GmbH	Switzerland
Eatcity Limited	Ireland
Ecomanda Serviços de Informática LTDA.[5]	Brazil
El Cocinero a Cuerda S.L.[4]	Spain
FBA Invest SAS[3]	France
Flyt Limited	United Kingdom
Flyt USA Inc	United States of America
Foodarena AG in Liquidation	Switzerland
Hekima Tecnologies de Gestão de Dados na Internet Ltda.[5]	Brazil
Hello Hungry EAD	Bulgaria
HelloHungry Delivery S.R.L.[2]	Romania
HelloHungry S.A.[2]	Romania
HH Delivery BG EOOD	Bulgaria
Hungryhouse GmbH	Germany
Hungryhouse Holdings Limited	United Kingdom
IF-JE Holdings B.V.[5]	The Netherlands
IF-JE Participacoes S.A.[5]	Brazil
iFood Beneficios e Serviços Ltda.[5]	Brazil
iFood Holdings B.V.[5]	The Netherlands
iFood.com Agencia de Restaurantes Online S.A.[5]	Brazil
Inversiones Just Eat S. de R.L. de C.V.[4]	Mexico
Just Eat (Acquisitions) Holding Limited	United Kingdom
Just Eat (Acquisitions) Pty Limited	Australia
Just Eat Brazil Serviços Online e Comércio Ltda.[5]	Brazil
Just Eat Central Holdings Limited	United Kingdom
Just Eat Denmark Holding ApS	Denmark
Just Eat Holding Limited	United Kingdom
Just Eat Host A/S	Denmark
Just Eat Intermediação de Negócios Ltda.[5]	Brazil
Just Eat Limited	United Kingdom
Just Eat Northern Holdings Limited	United Kingdom
Just Eat.co.uk Limited	United Kingdom
Just Eat.dk ApS	Denmark
Just Eat.no AS	Norway
Just-Eat Ireland Limited	Ireland
Just-Eat Italy S.r.l.	Italy
Just-Eat Spain S.L.	Spain
Just-Eat.lu SarL	Luxembourg
Loop Comércio de Refeições e Serviços Ltda.[5]	Brazil
M.I. Payments Holdings B.V.[5]	The Netherlands
Menulog Group Limited	Australia
Menulog Limited	New Zealand
Menulog Pty Limited	Australia
Movile Serviços em Tecnologia Ltda.[5]	Brazil

Mulp Informática S.A.[5]	Brazil
Online Ordering Ltd.	Israel
Operadora de Envio y Distribucion de Comida S.A. de C.V.[4]	Mexico
Pedidos Já – Divulgação e Tecnologia Ltda.[5]	Brazil
Practi Technologies Ltd[6]	United Kingdom
Rapiddo Agência de Serviços de Entrega Rápida S.A.[5]	Brazil
Scoober Tel Aviv Ltd[1]	Israel
Simbambili Ltd[6]	Israel
SinDelantal México S.A. de C.V.[4]	Mexico
Skipthedishes Restaurant Services Inc.	Canada
Sto2 sp. z.o.o.[7]	Poland
Supera Inovações Ltda.[5]	Brazil
Takeaway Express GmbH[8]	Germany
Takeaway Express Spain S.L.	Spain
Takeaway.com Belgium BVBA	Belgium
Takeaway.com Central Core B.V.	The Netherlands
Takeaway.com European Operations B.V.[9]	The Netherlands
Takeaway.com European Operations B.V. Austria branch[10]	Austria
Takeaway.com European Operations B.V. Belgium branch[2]	Belgium
Takeaway.com European Operations B.V. Portugal branch[2]	Portugal
Takeaway.com European Operations B.V. Switzerland branch[11]	Switzerland
Takeaway.com Express Denmark ApS	Denmark
Takeaway.com Express France SAS	France
Takeaway.com Express Italy S.r.l.	Italy
Takeaway.com Express Netherlands B.V.	The Netherlands
Takeaway.com Express Poland sp. z.o.o.	Poland
Takeaway.com Express UK Limited	United Kingdom
Takeaway.com Group B.V.	The Netherlands
Takeaway.com Payments B.V.	The Netherlands
yd.yourdelivery GmbH[8]	Germany
Zoop Tecnologia e Meios de Pagamento S.A.[5]	Brazil

 ______________________
1	10bis.co.il Ltd, Biscuit Holdings Israel Ltd. and Scoober Tel Aviv Ltd do business as 10bis.
2	BG Menu EOOD, HelloHungry Delivery S.r.l., HelloHungry S.A., Takeaway.com European Operations B.V. Belgium branch and Takeaway.com European Operations B.V. Portugal branch do business as Takeaway.com
3	Eat On Line SA and FBA Invest SAS do business as Just Eat. Just Eat Takeaway.com N.V. indirectly holds 80% of the issued share capital of these entities.
4
Just Eat Takeaway.com N.V. indirectly holds 67% of the issued share capital of the joint venture entities El Cocinero a Cuerda S.L., SinDelantal México S.A. de C.V., Inversiones Just Eat S. de R.L. de C.V. and Operadora de Envio y Distribucion de Comida S.A. de C.V..

5
Just Eat Takeaway.com N.V. indirectly holds 33% of the issued share capital of all of these associated undertakings with the exception of M.I. Payments Holdings B.V. (7% indirect shareholding) and Zoop Tecnologia e Meios de Pagamento S.A. (2% indirect shareholding).

6	Practi Technologies Ltd and Simbambili Ltd do business as Practi.
7	Sto2 sp. z.o.o. does business as Pyszne.pl.
8	Takeaway Express GmbH and yd.yourdelivery GmbH do business as Lieferando.de.
9	Takeaway.com European Operations B.V. does business as Thuisbezorgd.nl.
10	Takeaway.com European Operations B.V. Austria branch does business as Lieferando.at.
11	Takeaway.com European Operations B.V. Switzerland branch does business as Eat.ch.